Exhibit  2.3

                     Dated__________________________________ 2000



                    (1)     CARDIOTECH INTERNATIONAL LIMITED


                                       AND


                      (2)     CARDIOTECH INTERNATIONAL INC


                   -----------------------------------------

                              PRODUCT DEVELOPMENT,

                               SUPPLY AND PURCHASE

                                    AGREEMENT

                                 RELATING TO THE
                    CARDIO PASS CORONARY ARTERY BYPASS GRAFT

                   -----------------------------------------



                                Aaron & Partners
                                 Grosvenor Court
                                 Foregate Street
                                     Chester
                                     CH1 1HG

                                Ref:  SCH.EDW59.1

                                    CONTENTS
                                    --------

Clause     Heading                                                         Page
------     -------                                                         ----

1          Definitions  and  Interpretation
2          Development  Period
3          Development  Period  Costs
4          Conclusion  of  Development  Period
5          Background
6          Foreground
7          Retained  Rights
8          Sale  of  Product  during  Remaining  Period
9          Exclusive  Sale  and  Purchase
10         Conditions  of  Sale  and  Purchase
11         Manufacture  and  Delivery  of  Product
12         Price  of  Product
13         Force  Majeure
14         Duration  and  Termination
15         Confidentiality
16         Miscellaneous

Schedules
1          Draft  Product  Specification
2          Patent  and  Intellectual  Property  Licence  relating  to  CABG
3 Part I   Definition  -  Rights
3 Part II  Definition  -  CABG
3 Part III Definition  -  Reatined  Rights
4          Terms  of  Sale
5          Technology  Sale  and  Purchase  Terms

THIS  AGREEMENT  is made on                                        2000

BETWEEN:

(1) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with Company Number 3198267, whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("CTL"); and

(2) CARDIOTECH INTERNATIONAL INC., a United States corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts, MA01801 ("CTI")

     WHEREAS

(A)  CTL is  the  exclusive  licensee  of  the  Rights  (as  defined)  from  the
     registered    proprietor    Nervation   Limited   (Company   No.   3961695)
     ("Nervation"), the parent company of CTL.

(B) CTL and CTI have agreed to collaborate in order to undertake research in and the development of the Products (as defined)

(C) CTI and Nervation have entered into an agreement ("the Option Agreement") contemporaneously with this Agreement that provides, inter alia, for the subsequent development of the Products to completion of animal pre-clinical trials in accordance with FDA protocol ("the Animal Trials")

(D) If the Animal Trials result in a Successful Completion (as defined in the Option Agreement) then Nervation has an option to enter into a clinical investigation and distribution agreement with CTI ("the Distribution Agreement") which, inter alia, provides for the further development of the Products to completion of human clinical trials to CE Marking ("the Human Trials")

(E) If the Human Trials result in a Successful Completion (as defined in the Distribution Agreement) then CTI will appoint Nervation as its exclusive distributor for the resale of the Products in the Territory (as defined in the Distribution Agreement) subject to the terms of the Distribution Agreement

(F) The parties have agreed that if the research and development referred to above is successful then CTL will sell the Products to CTI and CTI has agreed to purchase all its requirements for the Products from CTL on the terms set out below.

NOW  IT  IS  AGREED  as  follows:-

1.  DEFINITIONS  AND  INTERPRETATION
    --------------------------------

     1.1. In this Agreement the following expressions have the following meanings unless the context otherwise requires:-

Expression                        Meaning
----------                        -------

"Background"                      means in respect of each party the
                                  Intellectual Property owned by or
                                  otherwise in the possession of that
                                  party relating to CABG at the date
                                  of this Agreement;

"CABG"                            the coronary artery bypass graft
                                  more particularly described in Part II
                                  of Schedule 3;

"CE Mark"                         means the mark denoting
                                  Conformite Europeene pursuant to
                                  Medical Device Directive
                                  93/42/EEC and "CE Marking" shall
                                  be construed accordingly;


"COGS"                            the cost of goods sold shall be direct
                                  material costs direct labour costs and
                                  an appropriate proportion of
                                  manufacturing costs and attributable
                                  overheads all as agreed between the
                                  parties or in default of agreement as
                                  certified by CTI's auditors for the
                                  time being in accordance with
                                  generally accepted accountancy
                                  principles in the UK consistently
                                  applied;

"Development Period"              the period commencing on the date
                                  of this Agreement until the
                                  conclusion of the final stage in the
                                  Development Plan;

"Development Plan"                a detailed programme of research
                                  and development in respect of the
                                  Products for the purpose of CE
                                  Marking of CABG as modified from
                                  time to time;

"Dollars" and the sign $          the lawful currency of the United
                                  States of America;

"Draft Product Specification"     the specification for CABG set out
                                  in Schedule 1;

"Finished Product Specification"  a specification for CABG which will replace the Draft Product
                                  Specification and apply during the
                                  Remaining Period or as
                                  subsequently amended in writing by
                                  the parties;

"Force Majeure"                   in relation to either party, any
                                  circumstances beyond the
                                  reasonable control of that party
                                  (including, without limitation, any
                                  strike lock-out or other industrial
                                  action);

"Foreground"                      means all Intellectual Property
                                  resulting from the Work;

"Improvements"                    means all improvements,
                                  modifications and adaptations
                                  relating solely and exclusively to the
                                  Products including without
                                  limitation that related to the
                                  specification, design, manufacture
                                  and use of the Products;

"Intellectual Property"           means any patent, copyright,
                                  registered or unregistered design,
                                  trade mark, know-how or other
                                  industrial or intellectual property
                                  right whatsoever or howsoever
                                  arising for the full term thereof and
                                  all renewals and extensions thereof;


"Licence"                         the licence agreement between CTL
                                  and CTI in the form set out in
                                  Schedule 2;

"Product"                         CABG manufactured under the
                                  Rights in accordance with the
                                  Specification;

"Quarter Day"                     the last day in a Quarter;

"Quarter"                         each successive period of 3 months,
                                  the first of which will commence on
                                  the date of this Agreement;

"Remaining Period"                the period of this Agreement from
                                  the day after the Development
                                  Period ends until this Agreement is
                                  terminated in accordance with
                                  Clause 14 or Clause 4.2 (whichever
                                  shall be applicable);

"Retained Rights"                 means the Intellectual Property set
                                  out in Part III of Schedule 3;;

"Rights"                          the Intellectual Property more
                                  particularly listed in Part I of
                                  Schedule 3;

"Specification"                   the Draft Product Specification or
                                  the Finished Product Specification if
                                  one has been determined pursuant to
                                  Clause 4.1;

"Technology"                      the equipment, hardware and
                                  software used by CTL to
                                  manufacture the Products;

"Work"                            means the work to be carried out
                                  hereunder in relation to the
                                  development of the Products in
                                  accordance with the Development
                                  Plan or otherwise;

"Year"                            each successive period of 12
                                  months, the first of which will
                                  commence on the date of this
                                  Agreement.


     1.2. References to Clauses and Schedules are unless otherwise stated to Clauses of and schedules to this Agreement.

     1.3. The Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement.

     1.4. Headings are for convenience only and will not affect the construction of this Agreement.

     1.5. Except where the context otherwise requires, references to:-

          (a) persons include bodies corporate, unincorporated associations and partnerships;

          (b)  the  masculine   gender  include  the  feminine  and  neuter  and
               references to the singular include the plural and vice versa; and

          (c) a document are to that document as varied, supplemented or replaced from time to time.

2.  DEVELOPMENT  PERIOD
    -------------------

     [ * ]

3.  DEVELOPMENT  PERIOD  COSTS
    --------------------------

     [ * ]

4.  CONCLUSION  OF  DEVELOPMENT  PERIOD
    -----------------------------------

     [ * ]

5.  BACKGROUND
    ----------

     5.1. The Background shall remain the absolute unencumbered property of the owner of such rights at the date of this Agreement. No party will make any representation or do any act which may be taken to indicate that it has any right title or interest in or to the ownership or use of any of the Background of the other party except under the terms of this Agreement, and each party acknowledges that nothing contained in this Agreement shall give it any right, title or interest in or to the Background of the other party save as granted hereby.

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



     5.2. Each party hereby grants to the other party a non-exclusive, royalty free licence for the duration of this Agreement to use and exploit the grantor's Background for the purposes of performing the grantee's Work. Each party agrees that it will not use the other party's Background for any purpose other than the performance of its obligations hereunder.

     5.3. Each party shall inform the other of any infringement of any of the Intellectual Property in the Background as soon as reasonably practicable upon such infringement coming to its notice. The party that is the owner of such Intellectual Property shall have the sole conduct of any proceedings in relation to them.

6.  FOREGROUND
    ----------

     6.1. Each party shall ensure that the Work shall only be undertaken by persons who are either employed by them under a contract of service or are consultants under a consultancy contract which provides for the assignment by such consultants of all Intellectual Property created by them during the course of their duties owned to that party under such consultancy contract.

     6.2. All Foreground arising from Work carried out by any party shall belong to CTL and CTI shall assign or procure the assignment of such Foreground to CTL, and CTL shall grant CTI a royalty-free sole licence for the duration of the Work to use such Foreground exclusively for the continuing purposes of the Work.

     6.3. Improvements arising from Work shall belong solely to CTL and CTI shall assign and procure the assignment to CTL of such Improvements unless they shall otherwise agree.

7.  RETAINED  RIGHTS
    ----------------

     [ * ]

8.  SALE  OF  PRODUCT  DURING  REMAINING  PERIOD
    --------------------------------------------

     [ * ]

9.  EXCLUSIVE  SALE  AND  PURCHASE
    ------------------------------

     [ * ]

10.  CONDITIONS  OF  SALE  AND  PURCHASE
     -----------------------------------

     10.1.All sales and purchases of the Product pursuant to this Agreement will be subject to the terms of sale agreed by CTL and CTI set out in
          Schedule 4, except to the extent that:

          (a) any provision of those terms of purchase is inconsistent with any provision of this Agreement, in which event the latter will prevail; or

          (b)  CTL and CTI agree in writing to vary those terms of sale.

     10.2.CTI hereby agrees not to make any modification to the Products without the prior written consent of CTL such consent not to be unreasonably withheld or delayed.

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



11.  MANUFACTURE  AND  DELIVERY  OF  PRODUCT
     ---------------------------------------

     11.1.CTL will use all reasonable endeavours to manufacture and maintain sufficient stocks of the Product to fulfil its obligations under this Agreement.

     11.2.CTL will manufacture the Product in accordance with ISO9001 and the Finished Product Specification and associated documentation agreed in accordance with Clause 4.1.

     11.3.CTL will upon reasonable notice permit CTI or any regulatory bodies designated by CTI to perform at reasonable times an audit of the quality systems used by CTL provided that no material disruption to the business of CTL is thereby caused.

     11.4.CTL will deliver each of CTI's orders for the Product by the date following 60 days after the date of the order.

     11.5.CTL will not be liable to CTI pursuant to Clause 11.4 or any other part of this Agreement where such liability is as a result of any failure by CTI to supply polymer material or polymer material of a satisfactory quality or specification to CTL.

     11.6.The Product will be sold and delivered f.o.b Brymbo, Wrexham, Wales and accordingly CTI will arrange for suitable transport and insurance therefor to Boston, USA or such other place as they may reasonably request in writing and CTI will bear the costs of such transport and insurance.

     11.7.CTI will within 30 days of the arrival of each delivery of the Product at CTI's premises or other location advised to CTL in accordance with Clause 11.6, notify CTL in writing of any defect by reason of which CTI alleges that the Product delivered is not in accordance with the Finished Product Specification and which should be apparent on reasonable inspection.

     11.8.If CTI fails to give such a notice then except in respect of any defect which is not one which should be apparent on reasonable inspection, the Product will be conclusively presumed to be in all respects in accordance with the Finished Product Specification.

     11.9.If CTI rejects any delivery of the Product which is not in accordance with the Finished Product Specification, CTL will at CTL's discretion, if such rejection is accepted by CTL, within 60 days of being requested to do so by CTI supply replacement Product or make such modification to the delivered Product necessary to ensure the same is in accordance with the Finished Product Specification.

12.  PRICE  OF  PRODUCT
     ------------------

     [ * ]

13.  FORCE  MAJEURE
     --------------

     13.1.If either party is affected by Force Majeure it will promptly notify the other party of the nature and extent of the circumstances in question.

     13.2.Notwithstanding  any other provision of this Agreement,  neither party will be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation will be extended accordingly.

14.  DURATION  AND  TERMINATION
     --------------------------

     [ * ]

15.  CONFIDENTIALITY
     ---------------

     15.1. Subject to Clause 15.2 each party:

          (a) shall treat as strictly confidential information obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this Agreement or the other party ('confidential information'); and

          (b) shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any confidential information

     15.2. Clause 15.1 shall not apply if and to the extent that:

          (a) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law;

          (b) such disclosure is required for the purpose of routine ISO compliance surveillance to L.R.Q.A. Ltd or pursuant to Clause 11.3

          (c) the confidential information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from that other party; or

          (d) the confidential information has come into the public domain other than through its fault or the fault of any person to whom the confidential information has been disclosed

16.  MISCELLANEOUS
     -------------

     16.1.This Agreement is personal to the parties, and neither of them may, without the written consent of the other, assign, mortgage, charge or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations under this Agreement.

     16.2.No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     16.3.Nothing in this Agreement will create, or be deemed to create, a partnership between the parties.

     16.4.This Agreement contains the entire agreement between the parties with respect to its subject matter, supersedes all previous agreements and understandings between the parties and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     16.5.If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, the other provisions of this Agreement and the remainder of the affected provision will continue to be valid.

     16.6.The parties  consider that the  restrictions  contained in this clause are separate obligations and are reasonable but if any such restriction shall be found to be unenforceable but would be valid if any part of it were deleted or if the period or area of application reduced such restriction shall apply with such modification as may be necessary to be valid and enforceable as agreed between the parties.

     16.7.Any notice required or authorised by this Agreement to be given by either party to the other must be in writing and be delivered by hand or sent by first class pre-paid airmail post or facsimile transmission to the other party at the address stated at the beginning of this Agreement or any other address notified by the recipient of the notice. Any notice will be deemed received:-

          (a)  if delivered by hand, when delivered;

          (b)  if sent by post, 7 days after posting; and

          (c)  if sent by facsimile transmission, when transmitted.

     16.8.This Agreement will be governed by and construed in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS whereof this Agreement has been executed the day and year first before written.

                                   SCHEDULE 1

                           DRAFT PRODUCT SPECIFICATION



                                      [ * ]




*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE 2

                     PATENT & INTELLECTUAL PROPERTY LICENCE

                                   RELATING TO

                                      CABG



THIS  AGREEMENT  is  made  the                    day of              2000

BETWEEN  :

(1) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with Company Number 3198267, whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("Licensor"); and

(2) CARDIOTECH INTERNATIONAL INC., a United States corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts, MA01801 ("Licensee")

WHEREAS

(A) The Licensor has developed and is the beneficial owner of the rights of confidence in and has possession of the Technical Information relating to the Product and is the beneficial owner of the Patents (each expression as defined below).

(B) The Licensee wishes to receive and the Licensor is willing to grant a licence on the terms and conditions of this Agreement to use the Technical Information and to work under the Patents in order to manufacture, use, sell or otherwise deal in the Product.

NOW  IT  IS  AGREED  as  follows:

1.   Definitions

In this Agreement the following terms shall have the following meanings unless the context otherwise requires:

"CABG"                   the coronary artery bypass graft more particularly described in Part II of Schedule 3 to the CABG Agreement;

"Copyright"              all copyright and rights in the nature of copyright to which either party may now be or may subsequently become entitled in or in respect of all drawings and other documents,
                         recordings in any form and all other materials bearing or
                         embodying any part of the Technical Information including
                         without limitation any such materials consisting of or
                         containing software or databases
"Effective Date"         the date hereof

"Field"                  coronary bypass surgery in humans;

"Improvements"           any improvements, modifications or adaptations relating
                         solely and exclusively to the Products including without
                         limitation that related to the specification, design,
                         manufacture and use of the Product;

"Patents"                (i) the patents and applications short particulars of which are set out in Schedule A;
                         (ii) all patent applications that may hereafter be filed in the
                         Territory by or on behalf of the Licensor which either are based on or claim priority from any of the foregoing patents and applications or which are in respect of any Improvements to which the Licensor is exclusively entitled and which the
                         Licensor is due to disclose to the Licensee under clause 4.1 below; and
                         (iii) all patents which may be granted pursuant to any of the foregoing patent applications


"Process"                the process for the manufacture of CABG;

"Products"               CABG;

"CABG Agreement"         Product Development Supply and Purchase  Agreement
                         relating to CABG made between CTL and CTI dated [     ] ;

"Technical Information"  all identifiable know-how, experience, data and all other technical or commercial information relating to the Products whether in human or machine readable form and whether
                         stored electronically or otherwise and which might
                         reasonably be of commercial interest to either party in the design manufacture or supply of the Products

"Territory"              world-wide ;

2.   Grant of rights

     2.1. The Licensor hereby grants to the Licensee an exclusive royalty-free perpetual irrevocable licence to use the Technical Information and Copyright in the Territory for all purposes in connection with the manufacture, keep, use and sale of the Products for use in the Field.

     2.2. The Licensor hereby agrees to grant to the Licensee an exclusive licence under the Patents in the Territory to manufacture, keep, use and sell Products for use in the Field.

     2.3. The parties agree to execute a formal licence agreement substantially as set out in Schedule B for the purposes of registering any patent licences granted pursuant to clause 2.2 above.

     2.4. The Licensor hereby undertakes to the Licensee that for the term of this Agreement the Licensor will not enter into any agreement or to do or omit to do any act or thing which would or might reasonably be expected to prevent or materially alter the rights granted pursuant to this Agreement.

3.   Technical information

     3.1. Within 10 days of the date of this Agreement or as soon as reasonably practicable thereafter the Licensor will supply the Licensee with all Technical Information in its possession.

     3.2. The Licensor warrants that all Technical Information disclosed to the Licensee hereunder is or will be, to the best of the Licensor's knowledge and belief, accurate (provided always that the Licensor will promptly correct any significant errors in the Technical Information subsequently discovered by the Licensor or the Licensee which the Licensee notifies in writing to the Licensor), but subject thereto and without prejudice to the Licensor's obligations under clause 3.1 the Licensor shall be under no further liability to the Licensee in respect of the Technical Information or of the manufacture, use, sale or other disposition of the Products.

     3.3. The Licensee shall be exclusively responsible for the technical and commercial operation of the Process and for correcting any errors or incorporating any modifications or developments thereto that might be necessary or desirable and for all Products sold or supplied by the Licensee and accordingly the Licensee shall indemnify the Licensor in respect of all costs damages and expenses incurred as a result of any claims by third parties in tort or otherwise against the Licensor arising in any way out of the use of any of the Technical Information by the Licensee.

4.   Improvements

     4.1. Each party shall forthwith disclose to the other in confidence and in such detail as that other may reasonably require all Improvements in the Process that it may develop or acquire ownership of during the period from the Effective Date to the end of the term of this Agreement except in so far as such disclosure would disclose information derived from and subject to confidentiality obligations in favour of a third party .

     4.2. Improvements that the Licensor is due to disclose to the Licensee under clause 4.1 above shall be deemed to be part of the Technical Information for the purposes of the rights granted to the Licensee under clause 2 hereof.

     4.3. The Licensor shall have a non-exclusive irrevocable world-wide royalty-free licence without limit of time with the right to assign and to grant sub-licences thereunder to use all Improvements in the Process the Licensee is due to disclose to the Licensor under clause
          4.1 hereof and to use and exploit all intellectual property rights in respect thereof owned by the Licensee or any assign or successor in title of the Licensee.

     4.4. Save as otherwise provided herein, Improvements arising from work carried out by the Licensor alone shall remain the exclusive property of the Licensor and Improvements arising from work carried out by the Licensee alone shall remain the exclusive property of the Licensee.

     4.5. Subject to clause 7.5 below,  Improvements  arising  from work carried out jointly shall belong to the parties equally unless they shall otherwise agree. Each party shall have the irrevocable right to use such joint Improvements independently of the other and to the extent necessary for such use each shall grant to the other a royalty free worldwide irrevocable perpetual non-exclusive licence under all jointly held intellectual property rights relating thereto.

5.   Confidentiality

     5.1. Each party agrees to maintain secret and confidential all Technical Information obtained from the other both pursuant to this Agreement and prior to and in contemplation of it and all other information that it may acquire from the other in the course of this Agreement, to use the same exclusively for the purposes of this Agreement, and to disclose the same only to those of its employees, contractors and sub-licensees pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

     5.2. The foregoing obligations of clause 5.1 above shall not apply to Technical Information or other information which:

          5.2.1. prior to receipt thereof from one party was in the possession of the recipient party and at its free disposal;

          5.2.2. is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the disclosing party;

          5.2.3. is or becomes generally available to the public through no act or default of the recipient party.

     5.3. Notwithstanding the foregoing provisions the parties and any sub-licensees pursuant to this Agreement shall be entitled to disclose Technical Information of the other to actual or potential customers and others with whom the Licensee does or intends to do business relating to or concerning the Products in so far as such disclosure is reasonably necessary to promote the sale or use of Products.

     5.4. Each party shall procure that all its employees contractors and sub-licensees pursuant to this Agreement (if any) who have access to any information of the other to which the obligations of clause 5.1 apply shall be made aware of and subject to these obligations.

6.   Performance

     6.1. From the Effective Date and thereafter during the continuance of this Agreement the Licensee shall:

          6.1.1. ensure that all literature prepared by the Licensee and relating to Products bears an acknowledgement to the effect that they are subject to a licence from the Licensor, and attach to all Products a label quoting relevant patent numbers and stating that such Products are made under licence from the Licensor

          6.1.2. not act as agent of the Licensor and specifically not give any indication that it is acting otherwise than as principal and in advertising or selling Products not make any representation or give any warranty on behalf of the Licensor.

     6.2. The Licensee shall at its own expense register or procure the registration of any licence agreement executed under clause 2.3 hereof as soon as reasonably practical and shall notify the Licensor in writing of the recordal of such registration at the appropriate patent office.

7.   Patents and other intellectual property

     7.1. The Licensor shall at its own cost diligently prosecute to grant all subsisting patent applications in the Territory within the Patents so as to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents and shall maintain all patents in the Territory within the Patents in force for the full terms thereof.

     7.2. In the event of any infringement by a third party of any of the Patents or the Copyright or the breach by a third party of the rights of confidence in the Technical Information in the Field and in the Territory on such a scale as to affect prejudicially the Licensee's business in the Products to a substantial extent the Licensee may take all legitimate steps to halt such infringement. Subject to receiving advice from experienced Patent Counsel that infringement proceedings, including any interlocutory proceedings where relevant, stand a reasonable chance of success the Licensee may request the Licensor to lend its name to such proceedings and provide reasonable assistance and the Licensor will do so subject to the Licensee giving it an indemnity in respect of all costs damages and expenses that it may incur including any award damages may exceed that recoverable under the next following provisions. Any damages recovered shall be dealt with in a manner which shall be fair and reasonable as between the Licensor and the Licensee.

     7.3. To the best of the Licensor's knowledge and belief the exercise of the rights granted or to be granted to the Licensee hereunder will not result in the infringement of valid patents or other intellectual property rights of third parties. Subject thereto the Licensor gives no warranty in this respect and does not give the Licensee any indemnity against costs damages expenses or royalties arising out of proceedings brought against the Licensee or any customer of the Licensee by any third party. Should the Licensee be sued for infringement of any patents or other intellectual property rights of the third party by reason of its operation of the Process or manufacture use or sale of the Products the Licensor shall on request assist the Licensee in its defence to such action to the extent that in all the circumstances it is reasonable to do so but shall otherwise be under no obligations in respect thereof. All costs of any such action (including without prejudice to that generality all costs incurred by the Licensor in providing assistance to the Licensee as aforesaid) shall be borne by the Licensee to whom shall belong all sums that may be recovered from the third party.

     7.4. Where one party hereto has developed or acquired an Improvement to which clause 4.1 above applies it shall not publish the same or do anything that might prejudice the validity of any patent that might subsequently be granted on it until the other party has had at least 15 working days from disclosure in writing of all information relating to it to consider whether patent or other protection should be applied for. The first party will on request notify the other whether it intends to seek any relevant protection. If it does not wish to do so and if the other party within the 15 working day period notifies the first party that it would like to seek patent or other protection, and if it is agreed between the parties that the other party may do so, then this obligation shall continue for such time as may be reasonably required to prepare and file an application for patent or other protection.

     7.5. Either party to this Agreement may at any time in respect of an Improvement elect not to pursue further an application for patent protection either jointly or on its own behalf or to maintain any such patent protection as it may have obtained and the party so electing shall notify the other party and shall if so requested assign all rights it may have therein for nominal consideration to that other party.

     7.6. Subject to the foregoing each party shall be free to apply for patent protection for any invention not made in whole or in part by an employee of the other provided however that the specification in support thereof does not disclose any Technical Information or other information which is confidential to the other .

     7.7. Subject to the provisions of clause 7.6 hereof the Licensor and the Licensee shall share equally the costs of filing and prosecuting any future joint patent applications to grant and of maintaining such granted patents in all countries.

8.   Term and termination

     8.1. Subject as hereinafter provided this Agreement shall commence on the date hereof and shall continue in force in so far as the Patents are concerned in each country of the Territory until expiry of the last to expire of the Patents in such country or, if longer, until the expiry of a period of ten (10) years from the earliest date when the Products have been first put on the market in any part of the Territory by the Licensee provided that the Technical Information remains secret and substantial within the meaning of EC Regulation 240/96 unless earlier terminated in accordance with the following provisions of this clause.

     8.2. The parties agree to give each other on request all information in their possession necessary to determine the dates of the period of ten
          (10) years referred to in clause 8.1.

     8.3. If either party is in breach of any obligation on it hereunder and, in the case of a breach capable of remedy, it shall not have been remedied by the defaulting party within 30 days of written notice specifying the breach and requiring its remedy, or if either party becomes insolvent, has a receiver appointed over the whole or any part of its assets, enters into any compound with creditors, or has an order made or resolution passed for it to be wound up (otherwise than in furtherance of a scheme for amalgamation or reconstruction) or if the ownership or control of the Licensee shall pass into the hands of any legal person, which the Licensor in its reasonable discretion considers unsuitable for any reason whatsoever then the Licensor or in the case of breach the party not in breach of the obligation or condition may forthwith terminate this Agreement by notice without prejudice to the accrued rights of either party.

     8.4. Termination of this Agreement for any reason shall not bring to an end:

          8.4.1. the confidentiality obligations on the parties hereto;

          8.4.2. the provisions (if applicable) of clause 8.5;

          8.4.3. the licences (if any) under clause 4.5 and clause 8.6.

     8.5. On termination of this Agreement for any reason the Licensee shall continue to have the right for a period of 12 months from the date of termination to complete deliveries on contracts in force at that date and to dispose of Products already manufactured.

     8.6. On termination of this Agreement for any reason under clause 8.3 above the Licensee may offer to the Licensor at cost all stocks of Products and promotional and other literature relating thereto in its possession or control and shall provide the Licensor with all reasonable facilities to inspect the same and shall deliver up to the Licensor all production manuals and all other documents or materials whether human or machine readable and whether stored electronically or otherwise (including copies thereof) in its possession or control containing Technical Information remaining subject to the confidentiality obligations of clause 5 hereof.

9.   Force majeure

     9.1. If either party to this Agreement is prevented or delayed in the performance of any of its obligations under this Agreement by acts, events, omissions or accidents beyond the reasonable control of the party to perform, and if such party gives written notice thereof to the other party specifying reasonable details, together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue then the party in question shall be excused the performance or the punctual performance as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue.

10.  General

     10.1.This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective legal successors but neither party shall otherwise be entitled to assign, sub-licence, subcontract, charge or otherwise transfer its rights under this Agreement without the prior written consent of the other

     10.2.This Agreement and the CABG Agreement  constitute the entire agreement and understanding of the parties and supersedes all prior written or oral representations agreements or understandings between them relating to the subject matter of this Agreement other than any false misrepresentation made by a party to induce the other party to enter into this Agreement.

     10.3.No variation or amendment of this Agreement shall bind either party unless made in writing in the English language and agreed to in writing by duly authorised officers of both parties.

     10.4.If any provision of this Agreement is agreed by the parties to be illegal void or unenforceable under any law that is applicable hereto or if any court or other authority of competent jurisdiction in a final decision so determines this Agreement shall continue in force save that such provision shall be deemed to be excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree.

     10.5.The headings in this Agreement are for convenience only and are not intended to have any legal effect.

     10.6.A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

11.  Notices

     11.1.Any notice required to be given hereunder by either party to the other shall be in writing and shall be served by sending the same by registered or recorded delivery post to the address of the other party as given herein or to such other address as that party may have previously notified to the party giving notice as its address for such service.

     11.2.Any notice required or authorised by this Agreement to be given by CTL to CTI shall where possible be copied to their US counsel for the time being but non-receipt of such copied notice shall not invalidate any notice given to CTI in accordance with Clause 11.2.

     11.3.All notices documents communications and any other data to be provided under this Agreement shall be in the English language unless otherwise agreed.

12.  Governing law and disputes

     12.1.The construction validity and performance of this Agreement shall be governed in all respects by English Law.

     12.2.All disputes arising in any way out of or affecting this Agreement shall be subject to the non-exclusive jurisdiction of the English courts to which the parties hereto agree to submit.

                                   SCHEDULE A

                                   The Patents

Patent  number  63-78318  (Japan)
Patent  number  1813534  (Japan)
Patent  number  0  286  220  B1  (EP)
Patent  number  0286220  (Austria)
Patent  number  0286220  (Belgium)
Patent  number  168359  (Denmark)
Patent  number  0286220  (France)
Patent  number  3879741  -  0  (Germany)
Patent  number  0286220  (Great  Britain)
Patent  number  3008181  (Greece)
Patent  number  63267  (Ireland)
Patent  number  0286220  (Italy)
Patent  number  0286220  (Luxembourg)
Patent  number  0286220  (Netherlands)
Patent  number  88710  (Portugal)
Patent  number  0286220  (Spain)
Patent  number  88301722-0  (Sweden)
Patent  number  0286220-7  (Switzerland)
Patent  number  5132066  (USA)
Patent  number  6117  535  (USA)

                                   SCHEDULE B
                               Short Form Licence
THIS LICENCE is made on               2000

B  E  T  W  E  E  N:-

(1) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with Company Number 3198267, whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("Licensor"); and

(2) CARDIOTECH INTERNATIONAL INC., a United States corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts, MA01801 ("Licensee")

WHEREAS

(A) The Licensor is the registered proprietor in respect of the patents specified in the Schedule ("the Patents").

(B) By an Agreement dated 2000 made between the parties hereto ("the Patent Licence") the Licensor agreed to grant to the Licensee a licence to use the Patents.

NOW  IT  IS  AGREED  as  follows:-

1. IN pursuance of the Patent Licence the Licensor as beneficial owner HEREBY GRANTS to the Licensee ALL THAT the exclusive right, licence and authority to make use, exercise and sell any products utilising or incorporating the Patents during the term of the Patents and during any prolongation and extension of such term and subject to the provisions of the Patent Licence.

2. THE LICENSEE HEREBY COVENANTS with the Licensor to observe and perform all the terms and conditions on the part of the Licensee contained in the Patent Licence.

3. THIS Licence will be governed by and construed in accordance with the laws of England.

AS WITNESS the hands of the parties or their duly authorised representatives the day and year first before written.

                                    Schedule
                                     Patents

SIGNED  by
duly  authorised  for  and  on  behalf
of  CARDIOTECH  INTERNATIONAL
LIMITED

SIGNED  by
duly authorised for and on behalf of CARDIOTECH INTERNATIONAL INC.

SIGNED  by
the  Licensor


SIGNED  by
the  Licensee

                                   SCHEDULE 3
                                     PART I
                                     RIGHTS
                                   DEFINITION

Patent  number  63-78318  (Japan)
Patent  number  1813534  (Japan)
Patent  number  0  286  220  B1  (EP)
Patent  number  0286220  (Austria)
Patent  number  0286220  (Belgium)
Patent  number  168359  (Denmark)
Patent  number  0286220  (France)
Patent  number  3879741  -  0  (Germany)
Patent  number  0286220  (Great  Britain)
Patent  number  3008181  (Greece)
Patent  number  63267  (Ireland)
Patent  number  0286220  (Italy)
Patent  number  0286220  (Luxembourg)
Patent  number  0286220  (Netherlands)
Patent  number  88710  (Portugal)
Patent  number  0286220  (Spain)
Patent  number  88301722-0  (Sweden)
Patent  number  0286220-7  (Switzerland)
Patent  number  5132066  (USA)
Patent  number  6117  535  (USA)
All other Intellectual Property relating to CABG owned or used by CTL with the free right of disposal.

                                     PART II
                                      CABG
                                   DEFINITION

CardioPass coronary artery bypass graft made from Chronoflex urethane (a polycarbonate based polyurethane)

                                    PART III
                                 RETAINED RIGHTS
                                    DEFINITION

PATENT NO.       COUNTRY      ISSUE DATE                 TITLE
-----------  ---------------  ----------  -----------------------------------

5549860      USA              27.08.1996  Method of forming a vascular
                                          prosthesis (CABG)
EP0495869B1  European &       03.01.1996  Polymer products (CABG)
             German National
5,863,627    USA              26.01.1999  Hydrolytically and Proteolytically
                                          [stable] silicon co-polymers
5,254662     USA              19.10.1993  Biostable Polyurethene Products


NATURE                                    TITLE

Proprietary Trade Secret  Chronoflex AR family of solution based polycarbonate urethanes

                                   SCHEDULE 4
                                  TERMS OF SALE

1.   Interpretation
     --------------

     1.1. In these Terms except where the context otherwise requires:-

     "Contract" means the contract for the purchase and sale of the Product; and

     "Terms" means the standard terms of sale set out in this Schedule and (unless the context otherwise requires) includes any terms contained in the Agreement of which this Schedule forms part and any special terms and conditions agreed in writing between the CTI and CTL.

     1.2. The headings in these Terms are for convenience only and will not affect their interpretation.

2.   Status  of  Terms
     -----------------

     2.1. CTL will sell and CTI will purchase the Product in accordance with these Terms, which will govern the Contract and override any other terms put forward by CTI.

     2.2. No addition to or variation of these Terms will be binding on CTL unless agreed in writing between CTL and CTI. The signing by CTL of any of CTI's documentation will not modify these Terms in any way.

     2.3. No employee or agent of CTL has authority to vary these Terms orally. CTI acknowledges that there are no representations outside these Terms which have induced it to enter into the Contract.

3.   Price
     -----

CTL will be entitled to deduct from and set off against any amount payable to CTI any amount due or which may become due from CTI on any account.

4.   Delivery  and  Risk
     -------------------

Risk  of  loss  of  or  damage  to  the  Product  will  pass to CTI on delivery.

5.   Property
     --------

Property in the Product will pass to CTI on delivery, but without prejudice to any other rights CTL may have under the Contract.

6.   Warranties  and  Liabilities
     ----------------------------

     6.1. CTL will sell the Product with full title guarantee.

     6.2. CTL warrants to CTL that the Product will comply in all material respects with the Finished Product Specification

     6.3. Except in respect of death or personal injury caused by negligence of CTL, or as expressly provided in these Terms and Conditions, CTL shall not be liable to CTI by reason of any representation (unless fraudulent), or any express or implied warranty, condition or other term, for any loss of profit or any indirect, special or consequential loss, damage, costs, expenses or other claims (whether caused by the negligence of CTL, CTL's servants or agents or otherwise) which arise out of or in connection with the supply of the Product or their use by CTI, and CTL's entire liability under or in connection with this agreement shall not exceed the amount of CTL's charges for the provision of the Product or the amount of any available insurance

     6.4. CTL shall not be liable to CTI or be deemed to be in breach of this agreement by reason of any delay in performing, or any failure to perform, any of our obligations in relation to the Product, if the delay or failure was due to any cause beyond CTL's reasonable control.

7.   General
     -------

     TheseTerms are in addition and without prejudice to any other rights which the CTL may have.

                                   SCHEDULE 5


                       TECHNOLOGY SALE AND PURCHASE TERMS

THIS  AGREEMENT  is  made  on                              20[  ]

BETWEEN:

(1) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with Company Number 3198267, whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("CTL"); and

(2) CARDIOTECH INTERNATIONAL INC., a United States corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts, MA01801 ("CTI")

WHEREAS

     A. CTI wishes to acquire from CTL technology equivalent to the Technology (as defined in the 'CABG Product Development Agreement' between the parties dated [ ]) ("the System") and contract for the Services (as defined) of CTL upon the terms and subject to the conditions hereinafter contained.

     B. The technology to be transferred may comprise the equipment, hardware and software being exclusively used by CTL to manufacture the Products pursuant to the CABG Product Development Agreement.

NOW  IT  IS  AGREED  as  follows:-

1.   DEFINITIONS AND INTERPRETATION

     1.1. In this Agreement the following expressions have the following meanings unless the context otherwise requires:-

"Contract Sum"          means the total net sum for the System and Services net of all purchase tax, import and all other duties and charges which shall be additional.

"Location"              means CTI's offices at 78E Olympia Avenue, Woburn,
                        Massachusetts, MA01801 or such other location as may be
                        notified by CTI to CTL in writing.

"Services"              means to install the System at the Location, conduct the System
                        Proving Tests and to train sufficient personnel of CTI to enable
                        CTI to use the System.

"System Proving Tests"  means such tests as are reasonably necessary to test the System prior to its handover to CTI.

"System Service Date"   means the date upon which the System has passed CTL's tests that the System is ready for use by CTI and that the System shall be handed over to CTI.


2.   ACQUISITION

     2.1. Upon execution of this Agreement CTI undertakes:

          2.1.1. to purchase from CTL the System; and

          2.1.2. to contract from CTL the Services.

     2.2. Upon execution of this Agreement by CTL, CTL undertakes:

          2.2.1. to sell the System to CTI with full title guarantee;

          2.2.2. to provide to CTI the Services.

     2.3. Where CTI requires hardware or software from third party suppliers for the operation of the System the same shall be contracted for by CTI direct with such third parties and if CTL arranges the same, it shall be as the agent for CTI.

     2.4. All references to the Services or System shall be deemed to be references to such parts of the Services or System notified by CTI to CTL pursuant to Clause 8.4.1 of the CABG Product Development Agreement.

3.   COMMENCEMENT

     The date of commencement of this Agreement shall be the last day of execution by both CTL and CTI.

4.   PRICES

     [ * ]

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.   PAYMENT

     [ * ]

6.   SERVICES

     6.1. CTL shall perform the Services which may be varied, modified or extended from time to time by written agreement between the parties.

     6.2. CTL reserves the right to determine allocation of CTL's personnel in furnishing the said Services.

     6.3. Any ideas, concepts, know-how or techniques developed by CTL and be communicated by CTL to CTI during execution of the Services will be owned by CTL.

7.   DELIVERY AND INSTALLATION

     [ * ]

8.   NON-ARRIVAL AND IN-TRANSIT DAMAGE, SHORTAGE OR LOSS

     8.1. Where CTI has accepted CTL's estimate and terms for delivery as hereinbefore provided CTL shall accept responsibility for:

          8.1.1. damage or shortage if (i) the same is notified to CTL and the carrier (if not delivered by CTL) within three (3) days of receipt of the System by CTI and (where applicable) (ii) the System has been handled by CTI in accordance with CTL or the carrier's conditions of carriage or handling stipulations;

          8.1.2. non-arrival, if the same is notified to CTL within a reasonable period from the date that CTL informed CTI that the System or part thereof was due to arrive.

     8.2. Where CTL accepts responsibility under this Clause, it shall, at its sole option, repair or replace (as the case may be) the System proved to CTL's satisfaction to have been lost or damaged in transit.

9.   TITLE TO THE SYSTEM

     9.1. Notwithstanding delivery, installation, passing of risk and System Service Date, title to the System shall not pass to CTI but shall be retained by CTL until the full Contract Sum has been received by CTL from CTI.

     9.2. Until such time as title in the System has passed to CTI, CTL:

          9.2.1. shall be entitled to repossess at any time any of the System title in which remains vested in CTL;

          9.2.2. for such purpose CTL or any of its agents or authorized representatives shall be entitled at any time and without notice to enter upon any premises in which the System or any part thereof is installed, stored or kept, or is reasonably believed so to be;

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



          9.2.3. shall be entitled to seek a Court injunction to prevent CTI from selling, transferring or otherwise disposing of said System.

     9.3. Until such time as title in the System has passed to CTI, CTI shall, subject to CTL's rights hereunder:

          9.3.1. hold the System as CTL's agent and be entitled to use the same in the ordinary course of CTI's business; but shall not be entitled to sell or otherwise dispose of the same or part with possession thereof;

          9.3.2. cause to be added to its audited accounts for each year a note that System supplied by CTL is subject to retention of title and shall be the property of CTL until full payment of all sums in respect thereof has been made to CTL; and

          9.3.3. insure such System to its replacement value naming CTL as the loss payee until all payments to CTL have been made as specified in this Clause and CTI shall forthwith, upon request, provide CTL with a Certificate of such Insurance.

10.  PASSING OF RISK

     Notwithstanding Clause 9, risk in the System shall pass to CTI who shall be liable for any loss or damage to the System or any part thereof from the time that the same is delivered by CTL or its carriers to CTI.

11.  WARRANTY AND SUPPORT

     11.1.CTL warrants to CTI that the System is free from defects of workmanship and materials and is fit for the purpose for which it has been supplied and CTL undertakes, subject to Clause 11.2 , to replace or, at its option, to repair the System (other than consumable items) found to be defective within 1 month of the date of original delivery and installation, where such defects are a result of faulty materials or workmanship.

     11.2.Each claim of CTI under this warranty shall be sent in writing to CTL specifying the nature of the defect.

     11.3.CTL shall not be liable at any time for damage or defects in the System or parts caused by improper use, abuse, mismanagement or by using the System outside the specifications detailed in the manuals and documentation relating to the System or outside the specific application of the System.

     11.4.This warranty shall not be assigned without the prior written consent of CTL.

     11.5.Except  as   otherwise   provided  in  this   Clause,   CTL  makes  no
          representations or warranties and expressly excludes the same whether implied, statutory or otherwise especially as to quality or fitness of the System for any particular purpose.

     12.  CTL'S LIABILITY

          12.1.Except to the extent provided in Clause 11 or that by the law relating to this Agreement, liability may not be excluded, CTL shall not be liable to CTI for any loss or damage whatsoever or howsoever caused arising directly or indirectly in connection with the Services , the System or its use.

          12.2.Notwithstanding   the  generality  of  Clause  12.1  above,   CTL
               expressly excludes liability for consequential loss or damage, including but not limited to loss or damage to other System or property or for loss of profit, business, revenue, goodwill or anticipated savings.

          12.3.In the event that any exclusion contained in this Agreement be held to be invalid for any reason and CTL becomes liable for loss or damage that may be limited, such liability shall be limited to the Contract Sum or to the extent of any insurance available to CTL to meet the claim, whichever shall be the greater.

          12.4.CTL does not exclude liability for death or personal injury to the extent that the same arises from the negligence of CTL, its employees, agents or authorised representatives.

13.  FORCE MAJEURE

     13.1.If CTL is affected by any circumstances  beyond its reasonable control
          (including, without limitation, any strike lock-out or other industrial action), it will promptly notify CTI of the nature and extent of the circumstances in question ("Force Majeure").

     13.2.Notwithstanding any other provision of this Agreement, CTL will not be deemed to be in breach of this Agreement, or otherwise be liable to CTI, for any delay in performance or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure of which CTL has notified the CTI, and the time for performance of that obligation will be extended accordingly.

14.  NATURE OF AGREEMENT

     14.1.This Agreement is personal to the parties hereto,  who may not without the prior written consent of the other, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder save in accordance with the terms of this Agreement.

     14.2.Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

     14.3.No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     14.4.This Agreement  contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

     14.5.Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

     14.6.If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

     14.7.Each party shall bear its own costs in relation to the negotiation and preparation of this Agreement.

     14.8.Any notice required or authorised by this Agreement to be given by either party to the other must be in writing and be delivered by hand or sent by first class pre-paid airmail post or facsimile transmission to the other party at the address stated at the beginning of this Agreement or any other address notified by the recipient of the notice. Any notice will be deemed received:-

          14.8.1. if delivered by hand, when delivered;

          14.8.2. if sent by post, 7 days after posting; and

          14.8.3. if sent by facsimile transmission, when transmitted.

     14.9.Any notice required or authorised by this Agreement to be given by CTL to CTI shall where possible be copied to their US counsel for the time being but non-receipt of such copied notice shall not invalidate any notice given to CTI in accordance with Clause 14.8.

     14.10. This Agreement shall be governed by and construed in all respects in accordance with the English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

SIGNED  by  and  on  behalf  of  CTL
by:

SIGNED  by  and  on  behalf  of  CTI
by:

EXECUTED  AND  DELIVERED  by     )
CARDIOTECH                       )
INTERNATIONAL                    )
LIMITED  as                      )
its  Deed  acting  by:-          )

Director

Director/Secretary

EXECUTED  AND  DELIVERED  by     )
CARDIOTECH                       )
INTERNATIONAL  INC  as           )
its  Deed  acting  by:-          )

Director

Director/Secretary